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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 25, 2000
                                                        ------------------

                        CBL & Associates Properties, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                         1-12494                     62-1545718
--------                         -------                     ----------
(State or other                  (Commission                 (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)

         One Park Place, 6148 Lee Highway, Chattanooga, Tennessee 37421
         --------------------------------------------------------------
               (Address of principal executive offices)      (Zip Code)

       Registrant's Telephone Number, including area code: (423) 855-0001
                                                           --------------

                                       N/A
                        -------------------------------
          (Former name or former address, if changed since last report)



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Item 5. Other Events.

     On September 25, 2000, the Registrant announced that it had entered into a definitive Master Contribution Agreement (the "Agreement") with an affiliate of The Richard E. Jacobs Group, Inc. ("Jacobs"), pursuant to which the Registrant will acquire a portfolio of 21 regional malls and two associated centers for a purchase price of approximately $1.2 billion. The purchase price includes approximately $106 million in cash, the assumption of approximately $733.8 million in primarily fixed rate non-recourse debt at an average interest rate of 8.25% and the issuance of 11.932 million SCUs (special common units) of the Registrant's operating partnership. Closing of the transaction, which is subject to CBL stockholder approval and the obtaining of certain Jacobs partner and lender consents, is expected to occur in the first quarter of 2001.

     In addition, under the Agreement, the Registrant agreed to seek stockholder approval of an amendment to its certificate of incorporation to modify the ownership limits with respect to ownership of CBL shares by the Lebovitz and Jacobs families. This stockholder approval, however, is not a condition of closing.

     A copy of the Registrant's press release announcing the transaction on September 25, 2000 and a transcript of the Registrant's conference call relating to the transaction held on September 26, 2000 are filed herewith as Exhibits
99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits:

     The following exhibits are filed as part of this report:

     99.1      Press Release of the Registrant, dated September 25, 2000.

     99.2      Transcript of the Registrant's Conference Call, held
               September 26, 2000.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CBL & ASSOCIATES PROPERTIES, INC.

                                        By: /s/ John N. Foy
                                            ------------------------------
                                            John N. Foy
                                            Vice Chairman, Chief Financial
                                            Officer and Treasurer

Dated: September 26, 2000



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                                  Exhibit Index
                                  -------------

Exhibit No.         Description
-----------         -----------

  99.1              Press Release of the Registrant, dated September 25, 2000.

  99.2              Transcript of the Registrant's Conference Call, held
                    September 26, 2000.